UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137 Warsaw, IN		46581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on April 18, 2011, Da-Lite Screen Company, Inc. (“Da-Lite”) commenced a consent solicitation of holders of its outstanding 12 1/2% Senior Notes due 2015 (the “Notes”) to authorize the elimination of substantially all of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes (the “Indenture”). The consent solicitation expired at 5:00 p.m., New York City time, on April 29, 2011. Concurrently with the consent solicitation, Da-Lite commenced a tender offer to purchase for cash any and all of the outstanding Notes. The consent solicitation and tender offer were made upon the terms and subject to the conditions set forth in the Offer to Purchase for Cash, Consent Solicitation Statement and Change of Control Notice dated April 18, 2011.

On April 29, 2011, Da-Lite issued a press release announcing the initial results of the consent solicitation and tender offer. Da-Lite announced that, as of the expiration of the consent solicitation, holders of approximately 99.9% of the outstanding Notes validly delivered their consents for the proposed amendments to the Indenture and tendered their Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Da-Lite’s receipt of the requisite consents to the proposed amendments to the Indenture, on May 2, 2011, Da-Lite and Wilmington Trust Company, as trustee, entered into the First Supplemental Indenture amending and supplementing the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The First Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the indenture governing the Notes, eliminates certain events of default contained therein and modifies certain other provisions thereof.

On May 4, 2011, Da-Lite accepted for purchase all Notes validly tendered as of the expiration of the consent solicitation.

The tender offer remains open and will expire at 8:00 a.m., New York City time, on May 16, 2011.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 3.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	First Supplemental Indenture dated as of May 2, 2011.

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Da-Lite Screen Company, Inc.

Dated: May 4, 2011	By:	/s/ Jerry C. Young
	Name:	Jerry C. Young
	Title:	Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	First Supplemental Indenture dated as of April 29, 2011.

Exhibit 99.1	Press Release